                                                                    Exhibit 99.1



                          TELEVISION FOOD NETWORK, G.P.

                              Financial Statements

                           December 31, 1994 and 1995

                   (With Independent Auditors' Report Thereon)

                          TELEVISION FOOD NETWORK, G.P.

                                Table of Contents



                                                                        Page
                                                                        ----

Independent Auditors' Report                                              1

Balance Sheets                                                            2

Statements of Operations                                                  3

Statements of Partners' Capital                                           4

Statements of Cash Flows                                                  5

Notes to Financial Statements                                           6 - 12

                          INDEPENDENT AUDITORS' REPORT



To the Partners of
Television Food Network, G.P.:


We have audited the accompanying balance sheets of Television Food Network, G.P. as of December 31, 1994 and 1995 and the related statements of operations, partners' capital, and cash flows and for the years ended December 31, 1994 and 1995 for the period from August 16, 1993 (date of inception) to December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Television Food Network, G.P. at December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from August 16, 1993 (date of inception) to December 31, 1993, and for the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles.



Providence, Rhode Island
February 16, 1996

                          TELEVISION FOOD NETWORK, G.P.

                                Balance Sheets

                                                                               (Unaudited)
                                                          December 31,           June 30,
          Assets                                       1994           1995         1996
          ------                                       ----           ----         ----

Current assets:
   Cash and cash equivalents                        $ 1,305,151      533,182      189,994
   Investment securities held to maturity, stated
     at cost which approximates fair value              727,250    3,738,959    3,749,015
   Trade accounts receivable                          1,188,816    1,857,598    2,265,827
   Television program assets, net                     1,761,588    2,894,442    3,064,713
   Inventory                                                  -            -       81,434
   Prepaid expenses                                     182,915      262,783      192,927
   Launch incentives                                          -      135,346      814,398
   Other assets                                          25,573      406,952      150,319
                                                    -----------   ----------   ----------

          Total current assets                        5,191,293    9,829,262   10,508,627
                                                    -----------   ----------   ----------

Property and equipment, net                           5,360,710    4,730,111    4,307,745

Television program assets, net                        1,263,584    1,996,483    2,178,368

Intangible assets, net                                  501,898    4,550,208    4,203,773

Launch incentives, net                                        -      611,213      344,304
                                                    -----------   ----------   ----------

                                                    $12,317,485   21,717,277   21,542,817
                                                    ===========   ==========   ==========

     Liabilities and Partners' Capital
     ---------------------------------

Current liabilities:
   Accounts payable                                 $   476,796    1,051,423    1,049,577
   Launch incentives payable                                  -    1,610,270            -
   Accrued expenses                                       8,430       21,483      158,739
   Accrued salaries and wages                            96,055      140,011       88,938
   Deferred income                                            -      431,747      435,550
   Must carry rights payable                                  -      500,000      500,000
   Television program rights payable                    125,904      100,976      235,005
                                                    -----------   ----------   ----------

          Total current liabilities                     707,185    3,855,910    2,467,809

Must carry rights payable                                     -    2,550,000    2,550,000
Launch incentives payable                                     -            -      337,653
Television program rights payable                             -       86,529       97,500
                                                    -----------   ----------   ----------

          Total liabilities                             707,185    6,492,439    5,452,962
Commitments
Partners' capital                                    11,610,300   15,224,838   16,089,855
                                                    -----------   ----------   ----------

                                                    $12,317,485   21,717,277   21,542,817
                                                    ===========   ==========   ==========

See accompanying notes to financial statements

                          TELEVISION FOOD NETWORK, G.P.

                                              Statements of Operations

                                        From August                                               (Unaudited)
                                        16, 1993 to                                                Six Months
                                        December 31,       Years ended December 31,               Ended June 30,
                                        ------------     ----------------------------      ---------------------------
                                            1993             1994             1995             1995            1996
                                            ----             ----             ----             ----            ----

Revenues                                $    12,908        1,960,665        6,657,207        2,928,260       6,333,541
                                        -----------      -----------      -----------      -----------      ----------

Operating expenses:

   Programming                            2,917,140        8,778,621       10,302,151        5,182,251       5,381,746
   General and administrative             2,032,672        6,207,789        4,549,792        2,067,916       2,437,149
   Marketing and selling                  1,791,145        5,449,688       11,417,851        5,234,066       6,722,365
   Depreciation and amortization             42,206        1,058,150        1,535,035          694,564       1,001,897
                                        -----------      -----------      -----------      -----------      ----------

          Total operating expenses        6,783,163       21,494,248       27,804,829       13,178,797      15,543,157
                                        -----------      -----------      -----------      -----------      ----------

Loss from operations                     (6,770,255)     (19,533,583)     (21,147,622)     (10,250,537)     (9,209,616)

Interest income                             121,847          291,291          262,160          128,652          74,633
                                        -----------      -----------      -----------      -----------      ----------

Net loss                                $(6,648,408)     (19,242,292)     (20,885,462)     (10,121,885)     (9,134,983)
                                        ===========      ===========      ===========      ===========      ==========


See accompanying notes to financial statements.

                          TELEVISION FOOD NETWORK, G.P.

                                          Statements of Partners' Capital



                                                        Managing          Class A         Class B
                                                         Partner          Partners        Partners            Total
                                                        --------        ------------      --------         ------------

Initial Contributions, August 16, 1993                   $1,000          25,000,000            -            $25,001,000

Net loss                                                      -          (6,648,408)           -             (6,648,408)
                                                         ------          ----------          ---            -----------

Partners' capital at December 31, 1993                    1,000          18,351,592            -             18,352,592

Contributions                                                 -          12,500,000            -             12,500,000

Net loss                                                      -         (19,242,292)           -            (19,242,292)
                                                         ------          ----------          ---            -----------

Partners' capital at December 31, 1994                    1,000          11,609,300            -             11,610,300

Contributions                                                 -          24,500,000            -             24,500,000

Net loss                                                      -         (20,885,462)           -            (20,885,462)
                                                            ---          ----------          ---            -----------

Partners' capital at December 31, 1995                    1,000          15,223,838            -             15,224,838

Contributions (unaudited)                                     -          10,000,000            -             10,000,000

Net loss (unaudited)                                          -          (9,134,983)           -             (9,134,983)
                                                            ---         -----------          ---            -----------

Partners' capital at June 30, 1996 (unaudited)           $1,000          16,088,855            -             16,089,855
                                                         ======          ==========          ===            ===========


See accompanying notes to financial statements.

                          TELEVISION FOOD NETWORK, G.P.

                                              Statements of Cash Flows



                                                           From August                                        (Unaudited)
                                                           16, 1993 to                                        Six months
                                                           December 31,    Years Ended December 31,          Ended June 30,
                                                           ------------   -------------------------   ------------------------
                                                               1993           1994          1995          1995          1996
                                                           ------------   -----------   -----------   -----------   ----------

Operating activities:
   Net loss                                                $ (6,648,408)  (19,242,292)  (20,885,462)  (10,121,885)  (9,134,983)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
     Depreciation and amortization                               42,206     1,058,150     1,535,035       694,564    1,001,897
     Amortization of television program assets                  249,292     1,435,275     2,864,775     1,262,072    1,966,158
     Amortization of launch incentives                                -             -     1,910,621             -       24,985
     Payments for production of television programming                -    (3,029,238)   (3,267,299)   (1,285,066)  (2,068,314)
     Payments for launch incentives                                   -             -    (1,046,910)            -   (1,709,745)
     Changes in current assets and liabilities:
       Accounts receivable                                      (12,908)   (1,175,908)     (668,782)      256,696     (408,229)
       Inventory                                                      -             -             -             -      (81,434)
       Prepaid expenses                                        (466,970)     (135,943)      (79,868)      (40,504)      69,856
       Other assets                                             (43,278)      437,703      (381,379)       (6,511)     256,633
       Accounts payable                                         569,849       (93,053)      574,627       164,812       (1,846)
       Accrued expenses                                          26,989       (18,559)       13,053        33,230      137,256
       Accrued salaries and wages                                44,695        51,360        43,956        27,501      (51,073)
       Deferred income                                                -             -       431,747             -        3,804
       Other, net                                                     -             -             -        (9,162)        (275)
                                                           ------------   -----------   -----------   -----------   ----------

          Net cash used in operating activities              (6,238,533)  (20,712,505)  (18,955,886)   (9,024,253)  (9,995,310)
                                                           ------------   -----------   -----------   -----------   ----------

Investing activities:
   Additions to property and equipment                       (1,348,118)   (5,000,609)     (652,746)     (276,658)    (233,096)
   Additions to intangible assets                              (472,914)     (141,325)            -       (13,588)           -
   Purchases of securities available for sale                         -   (11,500,000)            -             -            -
   Proceeds from securities available for sale                        -    26,059,230             -             -            -
   Purchases of securities held to maturity                           -    (2,203,993)   (4,511,709)     (729,954)    (740,710)
   Maturity of securities held to maturity                            -     2,250,000     1,500,000       750,000      730,928
   (Increase) decrease in short-term investments            (15,332,487)            -             -             -            -
                                                           ------------   -----------   -----------   -----------   ----------

          Net cash provided by (used in) investing
            activities                                      (17,153,519)    9,463,303    (3,664,455)     (270,200)    (242,878)
                                                           ------------   -----------   -----------   -----------   ----------

Financing activities:
   Capital contributions                                     25,001,000    12,500,000    24,500,000    13,500,000   10,000,000
   Payments for television program rights                    (1,023,051)     (531,544)   (1,401,628)     (693,709)    (105,000)
   Payments for must carry rights                                     -             -    (1,250,000)            -            -
                                                           ------------   -----------   -----------   -----------   ----------

          Net cash provided by financing activities          23,977,949    11,968,456    21,848,372    12,806,291    9,895,000
                                                           ------------   -----------   -----------   -----------   ----------

Net (decrease) increase in cash and cash equivalents            585,897       719,254      (771,969)    3,511,838     (343,188)

Cash and cash equivalents at beginning of period                      -       585,897     1,305,151     1,305,151      533,182
                                                           ------------   -----------   -----------   -----------   ----------

Cash and cash equivalents at end of period                 $    585,897     1,305,151       533,182     4,816,989      189,994
                                                           ============   ===========   ===========   ===========   ==========

Supplemental disclosure of non-cash transaction:
   Obligations incurred for acquisition of television
     program rights                                        $  1,680,499             -     1,463,228     1,010,934      250,000
                                                           ============   ===========   ===========   ===========   ==========
   Obligations incurred for acquisition of must carry
     rights                                                $          -             -     3,050,000             -            -
                                                           ============   ===========   ===========   ===========   ==========
   Obligations incurred for acquisition of launch
     incentives                                            $          -             -     2,657,180             -      437,128
                                                           ============   ===========   ===========   ===========   ==========


See accompanying notes to financial statements.

                          TELEVISION FOOD NETWORK, G.P.

                          Notes to Financial Statements

                           December 31, 1994 and 1995

(1) Description of Business, Partnership and Basis of Accounting
   Television Food Network, G.P. (the "Partnership") was formed in 1993 to own and operate the Television Food Network Channel ("TVFN"). TVFN is a television channel devoted to food, its preparation and other related topics. The partnership agreement extends through December 31, 2012.

   TVFN is managed by its managing general partner, Cable Program Management Co.
     ("CPMCO"). CPMCO is co-owned by a wholly-owned subsidiary of The Providence Journal Company (Colony Cable Networks, Inc.) and Pacesetter Communications, Inc. ("PCI"). CPMCO contributed $1,000 to the Partnership in exchange for a 10% partnership interest. CPMCO's partnership interest entitles it to distributions only after all other Partners have recovered their capital contributions.

   In addition to the managing general partner, there are five Class A partners and four Class B partners. Each Class A partner is entitled to one vote on the Management Committee of the Partnership. The managing general partner and the Class B partners are non-voting partners except that in certain circumstances the managing general partner will be allowed a vote in the case of a Management Committee deadlock.

   Under the original partnership agreement each Class A partner was required to contribute $9,000,000 in cash to the capital of the Partnership for one partnership unit. Each Class A partnership unit will represent a 12% interest in the Partnership. As a result of such purchases, the Class A partners will hold an aggregate of 5 partnership units representing 60% of the total Partnership interest. As of December 31, 1995, four Class A partners had each contributed $12,650,000 in cash and one Class A partner had contributed $11,400,000 in cash. Class B partners are not required to make any cash contributions.

   The remaining 30% partnership interest is allocated among Class A and Class B partners based upon "subscriber commitments". In general, each Class A (except two) and Class B partner will provide carriage of the TVFN channel to its subscribers and will receive a two percent partnership interest per one million subscribers. Subscriber interests will be adjusted annually during a four year period at which time partnership interests for subscriber commitments will become fixed.


   The Class A and Class B partners, and their respective partnership interests at December 31, 1995, are as follows:

                       Class A & B Partners                                     Class B Partners Only
                       --------------------                                     ---------------------
            Partner                            Interest              Partner                            Interest
            -------                            --------              -------                            --------

    Colony Cable Networks, Inc.                 12.24%       Adelphia Communications
                                                               Corporation                                1.78%

    Scripps Howard, Inc. ("Scripps")            11.87%       C-TEC Cable System                           0.23%
    Continental Programming
      Partners I, Inc.                          17.13%       The Sullivan Group, Inc.                     1.18%
    Tribune Cable Ventures, Inc.                32.28%       Times Mirror Cable                           1.05%
    Landmark Programming, Inc. ("Landmark")     12.24%

                                                                     (Continued)

                          TELEVISION FOOD NETWORK, G.P.

   Partnership profits are allocated first to offset previously allocated losses, and then to each partner in proportion to their relative partnership interests. Partnership losses are allocated first to offset previously allocated profits; second, to the extent of cumulative capital contributions; and finally, to Class A partners in proportion to their relative partnership interests. Class B partners are not entitled to any distributions (other than tax distributions as provided for in the partnership agreement) until the Class A partners have recovered their capital contributions.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Certain 1993 and 1994 amounts have been reclassified to conform to the 1995 presentation.

   The financial statements as of and for the six months ended June 30, 1996 and 1995 are unaudited; however, they include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation of the financial position and results of operations for the period. The result of operations for interim periods are not necessary indicative of the results that may be expected for the entire year.

(2) Summary of Significant Accounting Policies
   (a) Cash and Cash Equivalents
     Cash equivalents consist of overnight repurchase agreements and money market instruments. For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     At December 31, 1994 and 1995, the funds held in various operating accounts exceeded Federal Depository Insurance limits by $88,716 and $386,556, respectively. However, management believes the financial institutions utilized by the Partnership have satisfactory credit ratings and the credit risk associated with these deposits is minimal.

   (b) Investment Securities
     The Partnership utilizes an outside investment firm to manage its investments. Investments made by the Partnership are generally limited to government securities, with maturities of one year or less, and money market balances.

     Held-to-maturity securities are recorded at amortized cost, adjusted for amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed other than temporary results in an adjustment to the cost basis of the security and is charged to the statement of operations. At December 31, 1994 and 1995, all investment securities were considered to be held-to-maturity and mature within one year.

     Premiums are amortized over the life of the related held-to-maturity security as an adjustment to yield using the straight line method. Discounts are accreted using the constant-yield method. Dividend and interest income are recognized when earned.

     At December 31, 1994, all investment securities were pledged as security for the letters of credit discussed in note 7. At December 31, 1995, the investments were pledged to secure the Partnership's payment of must carry right and letters of credit as discussed in notes 5 and 7.

                          TELEVISION FOOD NETWORK, G.P.

   (c) Television Program Assets
     Television program costs consist of costs to acquire program rights, and production costs associated with developed programming. Production costs consist primarily of subcontracted production services, salaries and costs of talent, and costs of set construction. Capitalized production costs are amortized using an accelerated method over three years. Television program rights acquired under license agreements are recorded as assets at the gross value of the related liabilities upon execution of the contract. The rights are amortized using accelerated methods over the lesser of three years or the term of the applicable contract. Television program costs are evaluated periodically and written down to net realizable value when there is an indication that the carrying value is impaired.

     Program costs classified as current assets represent the total amount estimated to be amortized within a year. Program rights liabilities due to licensers are classified as current or long-term in accordance with the payment terms.

     Accumulated amortization of television program rights totaled $1,684,567 and $4,551,447 at December 31, 1994 and 1995. Amortization expense of television program costs is included with programming expenses.

   (d) Launch Incentives
     Launch incentive are fees paid to cable affiliates in connection with carriage of the Television Food Network. The incentives are amortized over the term of the affiliate agreements. The related amortization is included in marketing and selling costs in the statement of operations.

     The Partnership has commitments to certain cable affiliates for launch incentive fees of approximately $1,300,000 for systems that are expected to launch during 1996.

   (e) Property and Equipment
     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. The Partnership provides for depreciation using the straight-line method over the following estimated useful lives:

          Leasehold improvements                             4 years
          Furniture and fixtures                             3 - 10 years
          Broadcast equipment                                5 - 15 years

   (f) Intangible Assets
     Intangible assets consist of purchased must carry rights, network identification costs, and organization costs which are stated at cost. The Partnership provides for amortization, using the straight-line method over thirty six to ninety six months. Amortization of intangible assets charged to operations totaled $35,461, $76,880 and $251,690 in 1993, 1994, and 1995. Accumulated amortization on intangible assets totaled $112,341 and $364,031 at December 31, 1994 and 1995, respectively.

   (g) Long-Lived Assets
     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that the carrying amount of an asset cannot be fully recovered, an impairment loss is recognized.

                          TELEVISION FOOD NETWORK, G.P.

   (h) Deferred Income
     Deferred income consists of under-delivered advertising which is recorded as income as the Company re-runs or otherwise "makes good" on the delivery on the advertising to the customer.

   (i) Income Taxes
     In accordance with Internal Revenue Service regulations, the Partnership's profits and losses become those of the individual partners and, accordingly, no income taxes or tax benefit are reflected in the Partnership's financial statements.

   (j) Financial Instruments
     Financial instruments of the Company consist of cash and cash equivalents, investments securities held to maturity, accounts receivable and accounts payable. The carrying amounts of these financial instruments approximate their fair value.

   (k) Advertising Costs
     The Partnership expenses media adverting and advertising promotion expense as incurred. For the periods ended December 31, 1993, 1994 and 1995, the Company incurred advertising expense of approximately $250,000, $1,200,000 and $1,600,000, respectively.

(3) Funding of Future Operations
   The Partnership has incurred significant operating losses from its inception through December 31, 1995 and Management believes that operating losses will continue to be significant during 1996 and 1997. As such, the Partnership has relied on Class A Partners' capital contributions to fund its operations and is dependent upon the continuing commitment of its partners to provide necessary capital.

   During 1995, the Partnership made a capital call for additional contributions totaling $3,650,000 from each of its five Class A Partners to be paid in a series of traunches during 1995. All of the five Class A Partners made their capital contributions, except for one Class A Partner who only made contributions totaling $2,400,000.

   Also during 1995, two of the Class A Partners expressed interest in selling their entire partnership interests as a result of changes in their strategic focus to other types of media investments. Currently, The Providence Journal Company ("PRJ"), through its wholly owned subsidiary Colony Cable Networks, Inc. ("CCNI"), is negotiating with these partners. See note 8.

   Management's plans to fund future operations consist of drawing on the resources and commitments of its current Class A Partners, or the Partners that will remain if CCNI is successful in acquiring various Class A Partnership interests, to make additional capital contributions sufficient to provide adequate working capital until such time as working capital is derived entirely from operations.

                          TELEVISION FOOD NETWORK, G.P.

(4) Property and Equipment
   Property and equipment consists of the following at December 31, 1994 and 1995:

                                                           1994          1995
                                                        ----------    ---------

     Equipment                                          $3,392,076    3,644,988
     Furniture and fixtures                              1,182,331    1,572,143
     Leasehold improvements                              1,774,319    1,784,341
                                                        ----------    ---------

                                                         6,348,726    7,001,472
Less accumulated depreciation and amortization             988,016    2,271,361
                                                        ----------    ---------

                                                        $5,360,710    4,730,111
                                                        ==========    =========

   Depreciation expense on property and equipment totaled $6,746, $981,270 and $1,283,345 for the periods ended December 31, 1993, 1994 and 1995 respectively.

(5) Intangible Assets
   Intangible assets consist of the following at December 31, 1994 and 1995:

                                                       1994              1995
                                                    ----------        ---------

     Organization costs                             $370,327            370,327
     Network identification costs                    243,912            243,912
     Purchased must carry rights                           -          4,300,000
                                                    --------          ---------

                                                     614,239          4,914,239
     Less accumulated amortization                   112,341            364,031
                                                    --------          ---------

                                                    $501,898          4,550,208
                                                    ========          =========

   During 1995, the Partnership committed to pay $4,300,000 to a New Jersey television station to waive their right to be carried on a cable system in New York City, thus, opening a channel on this cable system for the carriage of TVFN. The total commitment of $4,300,000 has been recorded as an intangible asset. In 1995, $1,250,000 was paid toward this commitment and the remaining $3,050,000 is to be paid in installments of $425,000 to $500,000 over the next seven years.

(6) Related Party Transactions
   (a) Transactions with Partners
     As discussed in note (1), certain partners have agreed to provide carriage of the TVFN channel to their subscribers in exchange for partnership interests. As of December 31, 1995, carriage was being provided to approximately 11,600,000 subscribers under these arrangements. Each partner has also entered into noncompetition agreements with the Partnership whereby they have agreed not to participate in any business venture related to, or competitive with, the business of the Partnership.

                                                                     (Continued)

                          TELEVISION FOOD NETWORK, G.P.

   (b) PCI
     The Partnership has agreed to pay an amount up to $950,000 per year to PCI for management personnel expenses, including benefits, which expenses are incurred in connection with the management of the Partnership. Such amount is subject to annual percentage increases as approved by the Management Committee. Amounts incurred by the Partnership under this arrangement for the period ended December 31, 1993, 1994 and 1995, totaled approximately $154,000, $906,000 and $911,000, respectively. There were no amounts owed at December 31, 1994 and 1995.

   (c) PRJ
     During the periods ended December 31, 1993, 1994 and 1995, the Partnership paid PRJ $50,000, $150,000 and $85,000, respectively, for administrative and accounting services. Certain employees of PRJ, through CPMCO, assist in managing operations of the Partnership. The Partnership does not reimburse PRJ for any related salaries. Amounts owed to PRJ for administrative and accounting services totaled $12,500 and $7,083 at December 31, 1994 and 1995.

     The Partnership entered into a sub-lease agreement with PRJ for the use of one C-band primary transponder. The lease is effective from March 1994 through March 1999 and calls for monthly lease payments of $200,000. Upon addition of a second lessee, the monthly lease payment is reduced by $100,000 per month. For each additional third party, the rent is reduced by $10,000 per month. In October 1994, April 1995, and November 1995, PRJ entered into additional sublease agreements with third parties thereby reducing the Partnership's monthly lease payment to $80,000. Rental expense under this lease totaled $1,700,000 and $1,090,000 during the years ended December 31, 1994 and 1995, respectively. Amounts owed to PRJ for lease rental totaled $100,000 and $180,000 at December 31, 1994 and 1995, respectively.

   (d) "Lets Make Sure Everybody Eats Foundation, Inc."
     On April 15, 1994, the Partnership entered into a trust agreement with a member of management and an employee of PRJ for the formation of "Lets Make Sure Everybody Eats Foundation, Inc." The Partnership's capacity in this trust is that of a donor.

     The Partnership entered into a related agreement with several charitable organizations to produce an annual Lets Make Sure Everybody Eats Telethon ("Telethon"). The effective dates of the agreement are from April 1, 1994 to December 31, 1998. The Partnership has the option, in any given year, to cancel production of the Telethon. The Partnership may exercise this option without affecting the Partnership's right to produce future Telethons. Under the terms of the agreement, the Partnership provides administrative services, a production studio, production crew and equipment, and telemarketing support, all at its own expense. During 1994 and 1995, the Partnership incurred costs of approximately $555,000 and $825,000, respectively in conjunction with the Telethon. These costs have been included in operating expenses in the accompanying statement of operations.

                          TELEVISION FOOD NETWORK, G.P.

(7) Operating Leases
   The Partnership has certain noncancelable operating leases with renewal options for studio and office space and equipment. Future minimum lease payments under noncancelable operating leases, including leases with related parties (see note 5), are due in the following years:

         1996                                                  $1,658,160
         1997                                                   1,650,342
         1998                                                   1,062,887
         1999                                                     283,600
         2000 and thereafter                                      236,692
                                                               ----------

                                                               $4,891,681
                                                               ==========

   Rental expense for the periods ended December 31, 1993, 1994 and 1995 was approximately $1,017,571, $2,087,288 and $1,877,000, respectively. At
     December 31, 1993, 1994 and 1995, the Partnership has a letter of credit commitment in an amount of $750,000 in support of leased studio space.

(8)Subsequent Events (unaudited)
   On May 14, 1996, CCNI purchased the equity partnership interests held by Landmark and Scripps for respective purchase prices of approximately $12,650,000 and $11,400,000.

   On September 26, 1996, PRJ, the parent of one of the Partnership's partners, signed a definitive merger agreement with A. H. Belo Corporation ("Belo") under which PRJ would be merged into Belo. The merger, pending regulatory and shareholder approval, is expected to be consummated in 1997.

   While management believes that its current financing plans will provide sufficient working capital to fund operations through the break-even period, the impact that this merger will have on these plans is uncertain.